 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2020

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

On August 3, 2020, 800-Flowers, Inc. (“Purchaser”), a wholly-owned subsidiary of 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), completed its purchase of all of the issued and outstanding membership interests of PersonalizationMall.com, LLC, a Delaware limited liability company (“Personalization Mall”) pursuant to the previously reported Purchase Agreement, dated as of February 14, 2020 and as amended on July 20, 2020, by and between the Company and Purchaser, Bed Bath & Beyond Inc., a New York corporation (the “Seller”) and Personalization Mall (the “Purchase Agreement”). The aggregate consideration payable by the Company in exchange for all of the outstanding membership interests of Personalization Mall was $245.0 million in cash (subject to certain working capital and other adjustments). Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

Additional information and details of the Purchase Agreement were previously disclosed in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on February 18, 2020 and July 22, 2020. Any description of the Purchase Agreement is qualified in its entirety by reference to the complete copy of the Purchase Agreement which was included as Exhibit 2.1 in the Current Report on Form 8-K filed on February 18, 2020, and the complete copy of the Amendment to the Purchase Agreement which was included as Exhibit 10.1 in the Current Report on Form 8-K filed on July 22, 2020, which are incorporated by reference herein.

Item 8.01     Other Events.

On August 3, 2020, the Company issued a press release announcing that it had closed the acquisition contemplated by the Purchase Agreement.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.  As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2020.

Special Note Regarding Forward-Looking Statements:

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve the expected results of Personalization Mall; its ability to successfully integrate the acquired businesses and assets; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and the impact of the Covid-19 pandemic on the Company and Personalization Mall. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this report or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and
Chief Financial Officer

Date:    August 4, 2020